Exhibit 16



                        Letterhead of Wiss & Company, LLP




                                            January 24, 2005



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On January 20, 2005, this Firm received a copy of a Form 8-K bearing a cover date of January 14, 2005 filed by Tofutti Brands Inc. (the "Company") on January 20, 2005 reporting our resignation as the Company's independent registered public accounting firm in accordance with the requirements of Item 4.01 - Changes in Registrant's Certifying Public Accountant of Form 8-K.

We have no disagreements with the statements made in the Form 8-K, Item 4.01 disclosures provided to us. Our report dated March 18, 2004 for the Company's financial statements for the fiscal years ended December 27, 2003 and December 28, 2002 did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to audit scope, accounting principles or uncertainty.

                                            Very truly yours,


                                            /s/ Wiss & Company
                                            Wiss & Company, LLP
                                            Certified Public Accountants
                                            Livingston, New Jersey